Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-216600 on Form S-3 of our report dated March 8, 2017, relating to the consolidated financial statements of EnteroMedics Inc. and subsidiary, appearing in the Annual Report on Form 10-K of EnteroMedics Inc. for the year ended December 31, 2016, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

July 18, 2017